Exhibit 99.1

News Release

Mercury Systems Reports Fourth Quarter and Fiscal 2016 Results

Mercury Fourth Quarter Highlights include:

Revenue, GAAP EPS, adjusted EPS and adjusted EBITDA all exceed estimates
Organic book-to-bill ratio of 1.1 yields record backlog of $225 million
Total Company book-to-bill ratio of over 1.2 yields total backlog of $288 million
Total Company revenue increases 33% over prior year, including a 7% organic increase
Completed acquisition of the embedded security, RF and microwave, and custom microelectronics businesses from Microsemi Corporation

CHELMSFORD, Mass. August 2, 2016 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for its fiscal 2016 fourth quarter and year ended June 30, 2016.

Management Comments
“The fourth quarter of fiscal 2016 was marked by several major accomplishments for Mercury,” stated Mark Aslett, Mercury’s President and Chief Executive Officer. “During the quarter we completed the largest acquisition in the Company’s history, and also completed two significant financing transactions - one involving equity and the other debt - to facilitate the acquisition as well as support future strategic initiatives. Despite our increased focus on these significant activities during the quarter, the Company once again delivered strong growth in both revenue and profitability, and we finished the year with a record backlog. In all, we are extremely pleased with the way the year closed out and our prospects as we look forward,” said Aslett.

Fourth Quarter Fiscal 2016 Results
Total Company fourth quarter fiscal 2016 revenues were $85.4 million, compared to $64.1 million in the fourth quarter of last year. Excluding the impact of the businesses acquired from Microsemi

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 2

Corporation in May (the “Acquired Business,”) revenues would have been $68.8 million, an increase of $4.7 million, or 7.3%, compared to the fourth quarter of fiscal 2015.

Total GAAP income from continuing operations for the fourth quarter was $8.5 million, or $0.22 per share, which includes $1.9 million or $0.05 per share of litigation and settlement income. During the fourth quarter of fiscal 2016, the Company adopted an accounting standard update related to the treatment of share based compensation, which included a tax benefit of $1.1 million, or $0.03 per share for the quarter. Excluding the impact of the Acquired Business, income from continuing operations for the fourth quarter fiscal 2016 would have been $9.1 million, or $0.23 per share, with no fair value adjustments from purchase accounting. This compared to GAAP income from continuing operations of $6.1 million, or $0.18 per share for the fourth quarter of fiscal 2015. There was no impact of discontinued operations for the fourth quarter of fiscal 2016, compared to a GAAP loss from discontinued operations of ($0.2) million, or ($0.00) per share, for the prior year’s fourth quarter.

Adjusted earnings per share (“adjusted EPS”) was $0.29 per share for the fourth quarter of fiscal 2016, compared to $0.26 per share in the fourth quarter fiscal 2015. Excluding the impact of the Acquired Business, adjusted EPS for the fourth quarter of fiscal 2016 would have been $0.25 per share.

Fourth quarter fiscal 2016 adjusted EBITDA for the total Company was $18.3 million, and excluding the impact of the Acquired Business would have been $13.6 million. This compared to $14.2 million for the fourth quarter of fiscal 2015.

Cash flows from operating activities in the fourth quarter of fiscal 2016 were a net inflow of $15.1 million, compared to a net inflow of $12.7 million in the fourth quarter of fiscal 2015. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $12.2 million in the fourth quarter of fiscal 2016, compared to a net inflow of $10.2 million in the fourth quarter of fiscal 2015.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 3

The Company’s reported financial results are from continuing operations for all periods referenced in this release unless otherwise noted. All per share information is presented on a fully diluted basis and includes the impact of the 5.175 million common shares issued by the Company in the follow-on underwritten public offering that closed on April 13, 2016.
Full Year Fiscal 2016 Results
Full year fiscal 2016 total Company revenues were $270.2 million. Excluding the Acquired Business, revenues for the year would have been $253.5 million, an increase of $18.7 million, or approximately 8%, over fiscal 2015.

Total GAAP income from continuing operations for fiscal 2016 was $19.7 million, or $0.56 per share, which includes $1.9 million or $0.05 per share of litigation and settlement income. As previously mentioned, the Company adopted an accounting standard update related to the treatment of share based compensation, which included a tax benefit of $1.1 million, or $0.03 per share for the year. Excluding the impact of the Acquired Business, income from continuing operations for fiscal 2016 would have been $20.3 million, or $0.58 per share, with no fair value adjustments from purchase accounting, compared to GAAP income from continuing operations of $14.4 million, or $0.44 per share, for the prior year. Adjusted EPS was $0.96 per share for fiscal 2016, compared to $0.82 per share in fiscal 2015.

Fiscal 2016 adjusted EBITDA for the Company was $57.3 million, and excluding the Acquired Business would have been $52.6 million, an increase of 18.3% from $44.4 million in fiscal 2015.

Cash flows from operating activities in fiscal 2016 were a net inflow of $36.9 million, compared to a net inflow of $32.2 million in fiscal 2015. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $29.1 million in fiscal 2016, compared to a net inflow of $26.2 million in fiscal 2015.

Bookings
Total bookings for the fourth quarter of fiscal 2016 were $104.2 million, yielding a book-to-bill ratio of 1.22 for the quarter. Total bookings for fiscal 2016 were $298.7 million, yielding a book-to-bill ratio of 1.11. Excluding the impact of the Acquired Business, bookings for the fourth quarter of fiscal 2016 would have been $73.9 million, yielding a book-to-bill ratio of 1.07 for the

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Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 4

quarter and representing a 10% decrease compared to $82.5 million in bookings for the fourth quarter of fiscal 2015. Excluding the impact of the Acquired Business, full year bookings for fiscal 2016 were $268.4 million, or roughly flat compared to $268.6 million in fiscal 2015, yielding a book-to-bill ratio of 1.06.

Backlog
Mercury’s total backlog at June 30, 2016 was $287.7 million, a $79.7 million increase from a year ago. Of the June 30, 2016 total backlog, $239.2 million represents orders expected to be shipped over the next 12 months. Excluding the impact of the Acquired Business, Mercury’s total backlog would have been $224.9 million, a $16.9 million increase from a year ago.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2017. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the first quarter of fiscal 2017, revenues are forecasted to be in the range of $82.0 million to $87.0 million. Income from continuing operations for the first quarter is expected to be approximately $1.0 million to $2.3 million, or $0.02 to $0.06 per share, assuming no restructuring, acquisition, or financing related expenses in the period. Adjusted EPS is expected to be in the range of $0.19 to $0.23 per share, using an effective tax rate of approximately 35%. Adjusted EBITDA for the first quarter of fiscal 2017 is expected to be in the range of $17.0 million to $19.0 million. We currently estimate revenue for the full fiscal year of $368.0 million to $376.0 million, and income from continuing operations of $15.5 million to $18.1 million, or $0.39 to $0.45 per share. Adjusted EBITDA for the full fiscal year is expected to be approximately $82.0 million to $86.0 million, and adjusted EPS of approximately $0.96 to $1.02 per share. We currently anticipate that approximately 70% of the Company’s total combined revenue for the year will be attributable to the organic business prior to the impact of the Acquired Business.

Recent Highlights
June - Mercury Systems announced it received a $7.9 million follow-on order from a leading defense prime contractor for integrated microwave assemblies (IMAs) for an unmanned electronic warfare

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Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 5

(EW) jamming application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.

June - Mercury announced it received the 3-Star Supplier Excellence Award from Raytheon's Integrated Defense Systems business unit. The award recognizes the Company's Camarillo, Calif. and San Jose, Calif. facilities for outstanding delivery and quality performance.

June - Mercury announced it received a $2.4 million follow-on order from a leading defense prime contractor for high-performance GPS Selective Availability Anti-Spoofing Modules (SAASM) for a precision guided munitions application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.

June - Mercury announced it received a $2.8 million follow-on order from a leading defense prime contractor for high-performance digital signal processing subsystems for an unmanned airborne intelligence, surveillance and reconnaissance (ISR) application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped by its fiscal 2017 third quarter.

June - Mercury announced that its Hudson, N.H. Advanced Microelectronics Center (AMC) received the 2016 James S. Cogswell Outstanding Security Achievement Award from the U.S. Department of Defense's Defense Security Service (DSS). This award, which recognizes industrial security excellence, is the highest honor the DSS presents to cleared industry partners. Out of the approximately 13,500 cleared facilities nationwide, only 42 facilities received a Cogswell Award this year.

May - Mercury announced it received a $4.7 million contract from a U.S. government facility for advanced digital transceivers for an electronic warfare (EW) application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped over the next several quarters.

May - Mercury announced it received a $4.2 million follow-on order from a leading defense prime contractor for high-performance digital signal processing modules for an unmanned airborne synthetic aperture radar (SAR) application. The order was booked in the Company's fiscal 2016 fourth quarter and is expected to be shipped by its fiscal 2017 second quarter.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 6

May - Mercury announced that it was selected to join Intel's FPGA technology-based Design Solutions Network (DSN) as a platinum-tier provider, giving Mercury customers enhanced access to a rich portfolio of FPGA and IP solutions that Intel acquired with Altera. Altera is now the Intel Programmable Solutions Group (PSG).

May - Mercury announced it received a $1.8 million order from a leading defense prime contractor for advanced radio frequency (RF) microwave tuners and intermediate frequency (IF) receivers for an electronic warfare (EW) application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

May - Mercury announced the completion of its previously pending acquisition of the embedded security, RF and microwave, and custom microelectronics businesses from Microsemi Corporation.

April - Mercury announced it received a $3 million order from a leading defense prime contractor to provide radio frequency (RF) subsystems for a naval satellite communications application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

April - Mercury announced that its Mercury Defense Systems subsidiary recently received a $4 million order from a leading international aerospace and defense company for radio frequency (RF) test systems for a missile defense application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

April - Mercury announced it received $2.9 million in orders from a leading defense prime contractor to provide digital signal and image processing modules for an unmanned airborne ISR application. The orders were booked in the Company's fiscal 2016 third quarter and are expected to be shipped over the next several quarters.

April - Mercury announced that it priced its previously announced underwritten public offering of 4,500,000 shares of its common stock at $19.25 per share. The offering included a 30-day option for the underwriters to purchase up to an additional 675,000 shares of common stock at the same per share price, which was exercised in full. The offering closed on April 13, 2016.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 7

April - Mercury announced it received a $15.4 million follow-on order from a key government agency to deliver a sophisticated radio frequency (RF) digital and processing subsystem solution for an advanced electronic warfare (EW) application. The order was received in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

April - Mercury announced it received a $28 million order from a leading defense prime contractor to supply high-performance digital signal processing subsystems for a ground-based ballistic missile defense radar processing application. The order was booked in the Company's fiscal 2016 third quarter and is expected to be shipped over the next several quarters.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, August 2, 2016, at 5:00 p.m. ET to discuss the fourth quarter fiscal 2016 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income from continuing operations, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income from continuing operations, and adjusted EPS exclude certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 8

believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure processing subsystems designed and made in the USA. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2017 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 9

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters and Liquid Flow-By are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	June 30,	June 30,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$81,691	$77,586
Accounts receivable, net	73,427	31,765
Unbilled receivables and costs in excess of billings	22,467	22,021
Inventory	58,284	31,960
Prepaid income taxes	3,401	3,747
Prepaid expenses and other current assets	6,122	8,678
Total current assets	245,392	175,757

Restricted cash	264	264
Property and equipment, net	28,337	13,226
Goodwill	344,027	168,146
Intangible assets, net	116,673	17,998
Deferred income taxes	—	10,574
Other non-current assets	1,803	915
Total assets	$736,496	$386,880

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$26,723	$6,928
Accrued expenses	10,273	9,005
Accrued compensation	13,283	9,875
Deferred revenues and customer advances	7,365	7,477
Current portion of long-term debt	10,000	—
Total current liabilities	67,644	33,285

Deferred income taxes	11,842	—
Income taxes payable	700	1,459
Long-term debt	182,275	—
Other non-current liabilities	991	1,998
Total liabilities	263,452	36,742

Shareholders’ equity:
Common stock	387	326
Additional paid-in capital	357,500	254,568
Retained earnings	114,210	94,468
Accumulated other comprehensive income	947	776
Total shareholders’ equity	473,044	350,138
Total liabilities and shareholders’ equity	$736,496	$386,880

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Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenues	$85,430	$64,119	$270,154	$234,847
Cost of revenues (1)	47,254	32,852	145,380	124,628
Gross margin	38,176	31,267	124,774	110,219

Operating expenses:
Selling, general and administrative (1)	15,556	12,201	52,952	49,010
Research and development (1)	10,497	8,593	33,543	32,554
Amortization of intangible assets	3,737	1,740	8,842	7,008
Restructuring and other charges	272	718	1,240	3,175
Impairment of long-lived assets	—	—	231	—
Acquisition costs and other related expenses	460	84	3,993	117
Total operating expenses	30,522	23,336	100,801	91,864
Income from operations	7,654	7,931	23,973	18,355
Interest income	42	8	131	21
Interest expense	(1,162)	(11)	(1,172)	(34)
Other income, net	2,056	54	2,354	453
Income from continuing operations before income taxes	8,590	7,982	25,286	18,795
Tax provision	127	1,850	5,544	4,366
Income from continuing operations	8,463	6,132	19,742	14,429
Loss from discontinued operations, net of tax	—	(202)	—	(4,060)
Net income	$8,463	$5,930	$19,742	$10,369

Basic net earnings (loss) per share:
Continuing operations	$0.22	$0.19	$0.58	$0.45
Discontinued operations	—	(0.01)	—	(0.13)
Basic net earnings per share:	$0.22	$0.18	$0.58	$0.32

Diluted net earnings (loss) per share:
Continuing operations	$0.22	$0.18	$0.56	$0.44
Discontinued operations	—	—	—	(0.13)
Diluted net earnings per share:	$0.22	$0.18	$0.56	$0.31

Weighted-average shares outstanding:
Basic	37,811	32,436	34,241	32,114
Diluted	38,954	33,330	35,097	32,939

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$134	$118	$441	$493
Selling, general and administrative	$1,871	$1,561	$7,864	$6,751
Research and development	$325	$285	$1,269	$1,396

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$8,463	$5,930	$19,742	$10,369
Depreciation and amortization	5,864	3,394	15,742	13,840
Other non-cash items, net	2,103	1,371	6,323	9,427
Changes in operating assets and liabilities	(1,298)	1,992	(4,867)	(1,429)

Net cash provided by operating activities	15,132	12,687	36,940	32,207

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(300,000)	—	(309,756)	—
Purchases of property and equipment	(2,977)	(2,517)	(7,885)	(5,984)
(Increase) decrease in other investing activities	—	(500)	(567)	386

Net cash used in investing activities	(302,977)	(3,017)	(318,208)	(5,598)

Cash flows from financing activities:
Proceeds from employee stock plans	2,466	2,500	5,270	4,548
Payments of capital lease obligations	—	(161)	—	(642)
Payments for retirement of common stock	(917)	(944)	(5,128)	(944)
Proceeds from equity offering, net	92,766	—	92,766	—
Proceeds from issuance of term debt, net	191,974	—	191,974	—
Excess tax benefits from stock-based compensation	(1,384)	109	—	943

Net cash provided by financing activities	284,905	1,504	284,882	3,905

Effect of exchange rate changes on cash and cash equivalents	386	(108)	491	(215)

Net (decrease) increase in cash and cash equivalents	(2,554)	11,066	4,105	30,299

Cash and cash equivalents at beginning of period	84,245	66,520	77,586	47,287

Cash and cash equivalents at end of period	$81,691	$77,586	$81,691	$77,586

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal and accounting fees and expenses. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs non-interest financing, bank and other fees associated with obtaining and maintaining its financing facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 14

outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income from continuing operations	$8,463	$6,132	$19,742	$14,429
Interest expense (income), net	1,120	3	1,041	13
Income taxes	127	1,850	5,544	4,366
Depreciation	2,127	1,532	6,900	6,332
Amortization of intangible assets	3,737	1,740	8,842	7,008
Restructuring and other charges	272	718	1,240	3,175
Impairment of long-lived assets	—	—	231	—
Acquisition and financing costs	653	251	4,701	451
Fair value adjustments from purchase accounting	1,384	—	1,384	—
Litigation and settlement (income) expense, net	(1,925)	—	(1,925)	—
Stock-based compensation expense	2,330	1,964	9,574	8,640
Adjusted EBITDA	$18,288	$14,190	$57,274	$44,414

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 15

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operations	$15,132	$12,687	$36,940	$32,207
Capital expenditures	(2,977)	(2,517)	(7,885)	(5,984)
Free cash flow	$12,155	$10,170	$29,055	$26,223

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income from continuing operations and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends and allows for comparability with our peer company index and industry. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income from continuing operations as income from continuing operations before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income from continuing operations on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended June 30,
	2016		2015
Income from continuing operations and earnings per share	$8,463	$0.22	$6,132	$0.18
Amortization of intangible assets	3,737		1,740
Restructuring and other charges	272		718
Impairment of long-lived assets	—		—
Acquisition and financing costs	653		251
Fair value adjustments from purchase accounting	1,384		—
Litigation and settlement (income) expense, net	(1,925)		—
Stock-based compensation expense	2,330		1,964
Impact to income taxes	(3,782)		(2,030)
Adjusted income from continuing operations and adjusted earnings per share	$11,132	$0.29	$8,775	$0.26

Diluted weighted-average shares outstanding:		38,954		33,330

	Twelve Months Ended June 30,
	2016		2015
Income from continuing operations and earnings per share	$19,742	$0.56	$14,429	$0.44
Amortization of intangible assets	8,842		7,008
Restructuring and other charges	1,240		3,175
Impairment of long-lived assets	231		—
Acquisition and financing costs	4,701		451
Fair value adjustments from purchase accounting	1,384		—
Litigation and settlement (income) expense, net	(1,925)		—
Stock-based compensation expense	9,574		8,640
Impact to income taxes	(9,975)		(6,733)
Adjusted income from continuing operations and adjusted earnings per share	$33,814	$0.96	$26,970	$0.82

Diluted weighted-average shares outstanding:		35,097		32,939

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2016
Year Ending June 30, 2017
(In thousands, except per share data)

The Company defines adjusted EBITDA as income from continuing operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	Three Months Ending		Twelve Months Ending
	September 30, 2016		June 30, 2017
	Range		Range
	Low	High	Low	High

GAAP expectation -- Earnings per share from continuing operations	$0.02	$0.06	$0.39	$0.45

GAAP expectation -- Income from continuing operations	$1,000	$2,300	$15,500	$18,100

Adjust for:
Interest expense (income), net	1,800	1,800	7,100	7,100
Income taxes	500	1,200	8,500	9,900
Depreciation	3,300	3,300	15,200	15,200
Amortization of intangible assets	4,500	4,500	17,400	17,400
Restructuring and other charges	—	—	—	—
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	—	—	—	—
Fair value adjustments from purchase accounting	2,100	2,100	2,800	2,800
Litigation and settlement (income) expense, net	—	—	—	—
Stock-based compensation expense	3,800	3,800	15,500	15,500
Adjusted EBITDA expectation	$17,000	$19,000	$82,000	$86,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending September 30, 2016
Year Ending June 30, 2017
(In thousands, except per share data)

Adjusted income from continuing operations and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends and allows for comparability with our peer company index and industry. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income from continuing operations as income from continuing operations before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income from continuing operations on a per share basis using weighted average diluted shares outstanding.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2016 Results, Page 19

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending September 30, 2016
	Range
	Low		High
Income from continuing operations and earnings per share	$1,000	$0.02	$2,300	$0.06
Amortization of intangible assets	4,500		4,500
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	—		—
Fair value adjustments from purchase accounting	2,100		2,100
Litigation and settlement (income) expense, net	—		—
Stock-based compensation expense	3,800		3,800
Impact to income taxes	(3,640)		(3,640)
Adjusted income from continuing operations and adjusted earnings per share	$7,760	$0.19	$9,060	$0.23

Diluted weighted-average shares outstanding:		40,129		40,129

	Twelve Months Ending June 30, 2017
	Range
	Low		High
Income from continuing operations and earnings per share	$15,500	$0.39	$18,100	$0.45
Amortization of intangible assets	17,400		17,400
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	—		—
Fair value adjustments from purchase accounting	2,800		2,800
Litigation and settlement (income) expense, net	—		—
Stock-based compensation expense	15,500		15,500
Impact to income taxes	(12,495)		(12,495)
Adjusted income from continuing operations and adjusted earnings per share	$38,705	$0.96	$41,305	$1.02

Diluted weighted-average shares outstanding:		40,356		40,356

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY